Exhibit 10.36

December 22, 2016

John Batter
2000 Powell Street, Suite 1500
Emeryville, CA 94608

Dear John:
In recognition of your continued work on strategic initiatives, this letter agreement (the “Letter Agreement”) confirms our understanding of certain enhancements which shall be extended to you in the event that Tribune Media Company, a Delaware corporation (“Parent”), sells to Nielsen Holding and Finance B.V. (“Acquiror”) a majority of the capital stock of Gracenote, Inc. (“Gracenote”) or substantially all of the assets of Gracenote (a “Gracenote Sale”). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in your employment agreement dated July 27, 2014 (as amended), between you and Parent (the “Employment Agreement”).

1.	In the event a Gracenote Sale occurs on or before December 31, 2017, such sale shall be treated as if it were a Change in Control, as set forth in your Employment Agreement.

2.
If your employment is terminated without Cause in connection with a Gracenote Sale, you will be entitled to severance and other benefits as provided in, and subject to the terms and conditions of, your Employment Agreement. In addition, (a) your 2016 Annual Bonus shall be paid at 100% of your 2016 target amount ($800,000) in lieu of any other payment for your 2016 Annual Bonus and (b) in the event you do not become an employee of, but provide consultancy services to Gracenote or the Acquiror, such services shall not be deemed to be “replacement employment” under Section 9(b) of your Employment Agreement.

To accept the enhancements provided under this Letter Agreement, please sign both copies of this Letter Agreement where indicated below and return a fully executed copy of this Letter Agreement by email to Michael Butler, Sr. Director, Human Resources at mbutler@tribunemedia.com no later than January 6, 2017.
Sincerely,

TRIBUNE MEDIA COMPANY

By:      /s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Executive Vice President

685 East 3rd Ave, 30th Floor
New York, NY 10017

AGREED AND ACCEPTED

I have read and accept the terms and conditions of this Letter Agreement:

/s/ John Batter                December 22, 2016
John Batter                Date
Phone: 510-428-7238
E-mail: Jbatter@gracenote.com

cc:    Employee File

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